UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2018

EASTSIDE DISTILLING, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 SE Water Avenue, Suite 390

Portland, OR 97214

(Address of principal executive offices)

(971) 888-4264

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2018, Eastside Distilling, Inc. (the “Company”) appointed Mr. Robert Manfredonia to the position of President of the Company.

Mr. Robert Manfredonia, 54, has over 25 years of experience helping liquor companies drive new business growth, distributor focus and forging strong relationships with external business partners. He started his career as a sales manager with Southern Wine & Spirits. He served as a logistics specialist in the United States Air Force from 1984 through 1989, serving in Asia and Europe. From 2012 through 2015, he was co-founder of Diamond Brands Inc., where he led the concept development, research and development, and bringing to market of a French sparkling wine. From 2007 through 2012, he was Western Division Director for Duvel Moortgat USA, where he had oversight of 6 breweries, 5 European, and U.S. management of 106 distributors. Prior to 2007, Mr. Manfredonia worked for Miller Brewing Company as a Division Director of International Brands. His oversight included 9 urban centers and 52 distributors with a fiscal 2006 revenue increase of 42%. Mr. Manfredonia joined Eastside from Russian Standard, where he was Vice President in charge of National Accounts. As Eastside’s Vice President of National Accounts, Mr. Manfredonia has until now been in charge of selling the Company’s Redneck Riviera Whiskey product to ‘big box’ retailers including Costco, Kroger, Albertsons, Walmart, CVS, Winn Dixie, Spec’s (Texas), Jewel Osco, ABC Liquors (Florida) and other significant accounts.

Effective December 6, 2018, the Company entered into an Amended and Restated Employment Agreement with Mr. Manfredonia. The agreement is for an initial term ending on December 5, 2021 and provides for an annual base salary during the term of the agreement of $150,000. Mr. Manfredonia is eligible to receive a bonus of $100,000 per annum, which would be subject to Company results and individual performance. In addition, the Company will recommend to the compensation committee that it grant Mr. Manfredonia $37,500 worth of restricted stock units within the first 5 days of the completion of each quarterly period subsequent to the Effective Date. Each award will be immediately vested and will be subject to the terms and conditions of the 2016 Equity Incentive Plan. Further, Mr. Manfredonia may be eligible to receive stock option grants pursuant to the 2016 Equity Incentive Plan, subject to the discretion of compensation committee. The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel and other out-of-pocket expenses incurred in connection with his employment, along with a $500 per month car allowance; (ii) benefits and perquisites available to other senior executives of the Company; and (iii) a severance payment upon termination without cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 12, 2018

EASTSIDE DISTILLING, INC.

/s/ Grover T. Wickersham
Grover T. Wickersham
Chief Executive Officer and Chairman of the Board